UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 21, 2002



                  Voyager Entertainment International, Inc.
       (Exact name of registrant as specified in charter)


     North Dakota                                 45-0420093
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     4483 West Reno Avenue
     Las Vegas, Nevada                            89118
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)


                            DAKOTA IMAGING, INC.
        (Former Name or Former Address, If Changed Since Last Report)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS

On May 21, 2002 the Company announced it signed an agreement with NH Media, Inc. ("NHM") where NHM will advise and assist the Company in connection with obtaining and structuring one or more private placement offerings of Senior Notes in an amount not to exceed $90,000,000 USD. The loan proceeds will be used for the land acquisition, engineering, architectural design and construction of the Star of Shanghai Ride. (Press Release attached as an exhibit.)

On May 30, 2002 the Company executed a Contractor Agreement with Western Architectural Services, LLC whereby Western Architectural will provide to be determined architectural services to the Company for its Voyager Project to be located on the Las Vegas Strip. The Company issued 2,812,500 shares of restricted common stock to Western Architectural in consideration for Western Architectural's contract sum of $18,141,533. A copy of the Western Architectural Agreement is attached hereto as Exhibit 10.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.
Not applicable.

EXHIBITS

Exhibit
Number                              Description
10        Contractor Agreement with Western Architectural Services, LLC
99        Press Release dated May 21, 2002(filed herewith)

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 31, 2002


DAKOTA IMAGING, INC.



By: /S/RICHARD HANNIGAN
    Richard Hannigan, President/Treasurer/Director



By: /S/MYONG HANNIGAN
    Myong Hannigan, Secretary